Exhibit 10.4

ESCROW AGREEMENT

AGREEMENT made as of the 13th day of April, 2006 by and among Taurus Advisory Group, LLC, as agent for Matthew J. Szulik ("Secured Party") and James Tagliaferri, Secured Party’s designee (“Designee”), both with an address at 2 Landmark Square, Suite 211, Stamford, Connecticut 06901, Protein Polymer Technologies, Inc., with an address at 10655 Sorrento Valley Road, San Diego, California 92121 ("Debtor"), and Barry Feiner, Esq., with an office at 170 Harrison Avenue, Harrison, New York 10528 (the "Escrow Agent").

W I T N E S S E T H:

WHEREAS, Secured Party has loaned (the “Loan”) Debtor $1,000,000 USD as evidenced by a note (the “Note”) dated as of the date hereof issued by Debtor to Secured party in the principal amount of $1,000,000 (the “Principal”) that is secured pursuant to the terms of a security agreement (the “Security Agreement”) and the Patent Security Agreement also dated as of the date hereof by and between Debtor and Secured Party; and

WHEREAS, pursuant to the terms of the Note Debtor and Secured Party propose to establish an escrow account with the Escrow Agent into which Secured Party will deposit $500,000 of the Principal (the “Funds”), to be dispersed pursuant to the instructions of Designee in accordance with the terms of this Escrow Agreement; and

WHEREAS; the Funds are to be used to pay certain expenses of Debtor as approved by Designee in his sole discretion; and

WHEREAS, the Escrow Agent is willing to establish such escrow account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, pursuant to the terms of the Note and the Security Agreement the repayment of the Loan is being secured by 1,000,000 shares of Spine Wave, Inc. common stock (the “SW Stock”) and a warrant to purchase 1,000,000 shares of Spine Wave, Inc. common stock (the “SW Warrants,” together with the SW Stock, the “SW Securities”) owned by Debtor and the assignment of patents (the “Patents,” collectively, with the SW Securities, the “Collateral”) owned by Debtor as described in the Schedule of Patents appended hereto as Exhibit A; and

WHEREAS, in order to secure the Loan with the Collateral, Debtor will deliver the SW Securities with attached Medallion Signature Guarantees together with an assignment (the “Patent Assignment”) of the Patents to the Escrow Agent to be held by him in accordance with the terms of this Agreement; and

WHEREAS, the Escrow Agent is willing to hold and dispose of the Collateral on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Recitals. The recitals are hereby incorporated herein and made a part hereof.

2.            Establishment of the Escrow Account; Deposit of the Funds in the Escrow Account.

2.1        The Parties hereto shall establish a non-interest bearing escrow account to be maintained by the Escrow Agent and bearing the designation set forth in Section 2.2 below (the "Escrow Account").

2.2        Secured Party shall immediately cause the Funds to be wired into the Escrow Agent’s attorney’s IOLA escrow account (the “Escrow Account”). The account particulars required to effect a wire transfer to the Escrow Account are:

Name of Bank: The Merchants Bank of New York
ABA Routing Number: 026006790
Account Number: 8200381
Account Name: Barry Feiner, Esq, Attorney’s Escrow Account

3.	Disbursement of the Funds.

3.1       At any time commencing on the date that the Funds have been deposited into the Escrow Account and terminating on the Maturity Date, as that term is defined in the Note, (the “Disbursement Period”) Debtor may request Designee to instruct the Escrow Agent to pay (a “Disbursement”) from the Funds an expense of Secured Party and provide Designee with such information and/or documentation that Designee may require in order to make an informed decision with respect to the Disbursement. If Designee determines, in his sole discretion, to make the Disbursement, he shall deliver written instructions for the Disbursement, signed by him, to the Escrow Agent, with a copy sent to Debtor, and the Escrow Agent shall disburse the Funds promptly in accordance with such instructions. Designee shall provide the Escrow Agent with such information has he reasonably may require to wire the Funds in accordance therewith, including the name and address of the recipient of the Funds, the name, address and routing number of the recipient’s bank, the name and number of the recipient’s bank account and such other information as the Escrow Agent’s bank may require to effect the wire. The Escrow Agent shall provide confirmation of payment of the Disbursement to Debtor and Designee. The Escrow Agent shall deliver any Funds remaining in the Escrow Account at the termination of the Disbursement Period to Secured Party in accordance with written instructions from Designee.

3.2        Upon disbursement of the Funds pursuant to the terms of Section 3.1 above, the Escrow Agent shall be relieved of any and all further obligations relating to the Funds and released from any and all liability under this Agreement relating to the Funds.

4.            Delivery of the SW Securities and the Patent Assignment to the Escrow Agent. Debtor shall deliver the SW Securities with attached Medallion Signature Guarantees together with the Patent Assignment (collectively, the “Escrowed Documents”) to the

Escrow Agent by overnight courier service to his address set forth above within the time periods specified in the Security Agreement.

5.	Retention and Delivery of the SW Securities and the Patent Assignment.

5.1        Except as otherwise provided herein, the Escrow Agent shall retain the Escrowed Documents in escrow pending receipt of notice (the “Default Notice”) from Secured Party, with a copy sent to Debtor, that Debtor has committed an Event of Default as defined in the Note and/or the Security Agreement and/or the Patent Security Agreement or a notice (the “Payment Notice”) from Debtor, with a copy sent to Secured Party, that the Note and all Obligations, as that term is defined in the Note, have been paid in full. Upon receipt of a Default Notice from Secured Party, the Escrow Agent shall, within one business day thereafter, send a copy thereof to Debtor and if he fails to receive any notice (a “Debtor Dispute Notice”) from Debtor within three business days thereafter disputing that an Event of Default has occurred, he shall deliver the Escrowed Documents to Secured Party. Upon receipt of a Payment Notice from Debtor, the Escrow Agent shall, within one business day thereafter, send a copy thereof to Secured Party and if he fails to receive any notice (a “Secured Party Dispute Notice”) from Secured Party within three business days thereafter disputing that payment of the Note and Obligations have been made, he shall deliver the Escrowed Documents and any Funds then remaining in the Escrow Account (the “Remaining Funds”) to Debtor. In the event that the Escrow Agent shall receive a Debtor Dispute Notice or a Secured Party Dispute Notice, as the case may be, within the applicable time periods, he shall retain the Escrowed Documents and the Remaining Funds and dispose of them in accordance with the terms of Section 6.2 below.

5.2        Upon delivery of the Escrowed Documents and the Remaining Funds pursuant to the terms of Section 5.1, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability under this Agreement.

6.	Rights, Duties and Responsibilities of Escrow Agent.

6.1        The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature, instrument or other document which is given to him pursuant to this Agreement without the necessity of his verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document.

6.2        In the event that the Escrow Agent shall receive a Debtor Dispute Notice or a Secured Party Dispute Notice or otherwise be uncertain as to his duties or rights hereunder or shall receive instructions with respect to the disposition of the Funds and/or the Escrowed Documents that, in his sole determination, are in conflict either with other instructions received by him or with any provision of this Agreement, then, in such event, he shall be entitled to hold the Funds and/or the Escrowed Documents, as the case may be, pending the resolution of such uncertainty to his sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at his sole option, may deposit the Funds and/or the Escrowed Documents, as the case may be, with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Funds and/or the Escrowed Documents, as the case may be, with the Clerk of any court, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability hereunder.

6.3        The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by him, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of his own choosing and shall not be liable for any action taken, suffered or omitted by him in accordance with the advice of such counsel.

7.            Amendment: Resignation. This Agreement may be altered or amended only with the written consent of Secured Party, Designee, Debtor and the Escrow Agent. The Escrow Agent may resign for any reason upon three business days' notice to the Secured Party and Debtor. Should the Escrow Agent resign as herein provided, he shall not thereafter be required to take any action with respect to the Funds and/or the Escrowed Documents, but his only duty shall be to hold the Funds and/or the Escrowed Documents then remaining in his possession or control for a period of not more than five business days following the effective date of such resignation, at which time (a) if a successor escrow agent (the "Successor Escrow Agent") shall have been appointed and notice thereof (including the name and address of the Successor Escrow Agent) shall have been given to the resigning Escrow Agent by Secured Party, Debtor and the Successor Escrow Agent, the Escrow Agent shall deliver the Funds and/or the Escrowed Documents then remaining in his possession or control to the Successor Escrow Agent; or (b) if the resigning Escrow Agent shall not have received written notice signed by Secured Party, Debtor and the Successor Escrow Agent within the aforesaid five-business-day period, then the resigning Escrow Agent shall promptly deposit the Funds and/or the Escrowed Documents then remaining in his possession or control with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined and notify Secured Party and Debtor of his delivery of the Funds and/or the Escrowed Documents then remaining in his possession or control; whereupon, in such event, the Escrow Agent shall be relieved of all further obligations and released from any and all liability under this Agreement. Without limiting the provisions of Section 8 below, the resigning Escrow Agent shall be entitled to be reimbursed by Secured Party and Debtor, and Secured Party and Debtor shall be liable for any expenses incurred in connection with the Escrow Agent's resignation, the delivery of the Funds and transfer of the Escrowed Documents to the Successor Escrow Agent or the disbursement of the Funds and/or distribution of the Escrowed Documents pursuant to this Section 7.

8.	Indemnification and Contribution.

8.1        Secured Party and Debtor (the “Indemnitors”) agree, jointly and severally, to indemnify the Escrow Agent and his associates, counsel, employees and agents (the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

8.2        If the indemnification provided for in this Section 8 is applicable, but for any reason is held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of Secured Party and/or Debtor.

8.3        The provisions of this Section 8 shall survive any termination of this Agreement, whether by disbursement of the Funds and disposition of the Escrowed Documents, resignation of the Escrow Agent or otherwise.

9.            Cumulative Rights. The rights and remedies granted to the Escrow Agent in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

10.          No Waiver. The failure of any of the signatories hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

11.         Entire Agreement. This Agreement constitutes the entire agreement and understanding of the signatories hereto and no amendments, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

12.          Governing Law; Venue. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the state of New York without regard to the principals of conflicts of laws. Secured Party and Debtor each agrees that any lawsuit brought to enforce or interpret the provisions of this Agreement shall be instituted in state or federal courts, as appropriate, in Westchester County, New York, and Secured Party and Debtor each further agrees to submit to the personal jurisdiction of such court and waives any objection that he may have, based on improper venue or forum non conveniens

13.          Binding Effect. This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.

14.          Notices. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with receipt acknowledged, or by a recognized overnight courier service, directed to Secured Party, Debtor, Designee and the Escrow Agent at their respective addresses as set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective upon receipt if hand delivered or sent by overnight courier service, or, if mailed, four days after mailing. Taurus Advisory Group, LLC, may issue and receive notices for Secured Party as Secured Party’s agent.

15.          Unenforceability: Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

16.          No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

17.          Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

(signature page to follow)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Protein Polymer Technologies, Inc., Debtor,

a Delaware corporation

By: /s/ William N. Plamondon III
William N. Plamondon III,
Chief Executive Officer

Taurus Advisory Group, LLC, as agent for
Matthew J. Szulik, Secured Party

/s/ James Tagliaferri

James Tagliaferri,

Managing Director

/s/ James Tagliaferri

James Tagliaferri, Designee

/s/ Barry Feiner, Esq.

Barry Feiner, Esq.

Escrow Agent

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